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                                                                      EXHIBIT 23

                              ACCOUNTANTS' CONSENT

The Board of Directors
First National Bancshares, Inc.
Bradenton, Florida

We consent to the use of our report dated January 17, 2003 relating to the consolidated balance sheets as of December 31, 2002 and 2001 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2002 of First National Bancshares, Inc., in the Annual Report for 2002 on Form 10-K of First National Bancshares, Inc.

                                                CHRISTOPHER, SMITH, LEONARD,
                                                  BRISTOW, STANELL & WELLS, P.A.

MARCH 12, 2003